SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CTI MOLECULAR IMAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	62-1377363 (I.R.S. Employer Identification No.)

810 Innovation Drive
Knoxville, Tennessee 37932
(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following. ☐

Securities Act registration statement file number to which this form relates: 333-85714

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of class)

Series C Junior Participating Preferred Stock Purchase Rights

(Title of class)

Item 1.       Description of Registrant’s Securities to be Registered.

     The description of the Common Stock, $.01 par value per share, and the Series C Junior Participating Preferred Stock Purchase Rights of CTI Molecular Imaging, Inc. (the “Company”) registered hereby is incorporated by reference to the description of the Company’s capital stock set forth under the heading “Description of our Capital Stock” in the Company’s Registration Statement on Form S-1 (SEC File No. 333-85714), as filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2002 and as amended by Amendment No. 1 thereto as filed with the Commission on May 17, 2002, Amendment No. 2 thereto as filed with the Commission on June 6, 2002, and Amendment No. 3 thereto as filed with the Commission on June 14, 2002. Such description will be included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.       Exhibits.

1.	Certificate of Incorporation of CTI Molecular Imaging, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, SEC File No. 333-85714)

2.	Bylaws of CTI Molecular Imaging, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, SEC File No. 333-85714)

3.	Specimen stock certificate for the Common Stock of CTI Molecular Imaging, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, SEC File No. 333-85714)

4.	Stockholder Protection Rights Agreement, dated as of May 21, 2002, between CTI Molecular Imaging, Inc. and SunTrust Bank, Atlanta (which includes as Exhibit A thereto the Form of Rights Certificate) (incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1, SEC File No. 333-85714).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CTI Molecular Imaging, Inc.

Date: June 14, 2002	By: /s/ Terry D. Douglass, Ph.D. Terry D. Douglass, Ph.D. President